Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FIRST QUARTER 2018 RESULTS

➢              1Q18 Reported EPS of $1.40

➢              Adjusted EPS (non-GAAP) of $1.44

➢              1Q18 Net sales increased 13.0% to $1.78 billion

➢              Sales change ex. currency (non-GAAP) of 6.8%

➢              Organic sales change (non-GAAP) of 3.4%

➢              FY18 Reported EPS guidance midpoint reduced by $0.63, reflecting higher anticipated restructuring charges

➢              Raised FY18 guidance midpoint for Adjusted EPS by $0.13

GLENDALE, Calif., April 25, 2018 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its first quarter ended March 31, 2018. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We are off to a good start to the year, with adjusted EPS up 30 percent driven by a combination of solid operating results, currency translation tailwinds, and a lower tax rate,” said Mitch Butier, President and CEO. “Label and Graphic Materials delivered solid organic growth and sustained its strong operating margin; Retail Branding and Information Solutions expanded its margin significantly, with solid organic growth driven by strength in RFID; and Industrial and Healthcare Materials results were in line with expectations, with revenue up nearly 50 percent, largely due to acquisitions, while operating margin declined.

“We have initiated a large, multi-year restructuring plan associated with the consolidation of LGM’s European footprint, designed to further enhance our competitive position in the region,” said Butier. “Excluding the incremental charges from this action, our current year outlook has improved, reflecting a continuation of strong operating performance and an increased benefit from currency translation.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “First Quarter 2018 Financial Review and Analysis”, posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

First Quarter 2018 Results by Segment

Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. Organic sales change refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation, product line exits, and acquisitions and divestitures. Adjusted operating margin refers to income before interest expense, other non-operating expense, and taxes, excluding restructuring charges and other items, as a percentage of sales.

Label and Graphic Materials

•     Reported sales increased 11.8 percent. Sales ex. currency increased 4.2 percent; on an organic basis, sales grew 3.6 percent. Sales on an organic basis increased mid-single digits in Label and Packaging Materials and increased low-single digits in the combined Graphics and Reflective Solutions businesses.

•    Reported operating margin decreased 30 basis points to 12.3 percent, reflecting the impact of restructuring actions. Adjusted operating margin increased 20 basis points to 13.0 percent as the benefits of increased volume and productivity more than offset higher employee-related costs and the net impact of pricing and raw material costs.

Retail Branding and Information Solutions

•                 Reported sales increased 5.2 percent; on an organic basis, sales grew 3.1 percent driven by strength in radio frequency identification (RFID) solutions.

•               Reported operating margin increased 160 basis points to 9.0 percent as the benefits from productivity, reduced amortization expense, and increased volume were partially offset by higher employee-related costs and investments. Adjusted operating margin increased 170 basis points to 10.2 percent.

Industrial and Healthcare Materials

•               Reported sales increased 48.8 percent. Sales ex. currency increased 42.2 percent; on an organic basis, sales grew 2.8 percent. Sales in industrial categories grew more than 50 percent ex. currency and mid-single digits on an organic basis. Sales in healthcare categories grew roughly 10 percent ex. currency and were relatively unchanged on an organic basis.

•             Reported operating margin declined 390 basis points to 7.5 percent as the impact of acquisitions, increased investments, and the net impact of pricing and raw material costs were partially offset by increased volume. Adjusted operating margin declined 430 basis points to 7.5 percent.

Other

Share Repurchases / Equity Dilution

The company repurchased 0.4 million shares in the first quarter at an aggregate cost of $52 million. Net of dilution from long-term incentives, the company’s share count decreased 0.2 million in the quarter.

Income Taxes

The first quarter effective tax rate was 20.9 percent, up from 17.4 percent in the prior year. The adjusted tax rate for the quarter was 25 percent, consistent with the company’s expectation for the full year tax rate.

Cost Reduction Actions

In the first quarter, the company realized approximately $11 million in pretax savings from restructuring, net of transition costs, and incurred pretax restructuring charges of approximately $13 million, roughly half of which represented cash charges.

The company approved a restructuring plan associated with the consolidation of the European footprint of its Label and Graphic Materials segment, which is expected to result in a net reduction in headcount of approximately 150 positions. The company expects this plan to be largely complete by the end of 2019.

Total pretax restructuring charges associated with this plan are estimated at approximately $70 million. Of these charges, $6.9 million represents non-cash asset impairment charges, all of which were recorded in the first quarter of 2018. The remaining charges, which relate to cash costs primarily for severance, will largely be recognized during the second quarter of 2018; the vast majority of the cash payments associated with these accruals will be made in 2019.

The company expects to realize approximately $25 million in annualized savings from this plan, beginning in 2020.

Pension Accounting Change

In the first quarter of 2018, the company adopted ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis. This ASU requires the net periodic benefit cost of defined benefit plans, other than service cost, to be presented below operating income. These changes in presentation do not change net income or earnings per share, but have a modest favorable impact on both reported and adjusted operating margins for the total company and its segments.

A summary of historical reclassified results, “Supplemental Historical Results (ASU 2017-07 Reclassification)”, has been posted on the company’s website at www.investors.averydennison.com.

Outlook

In its supplemental presentation materials, “First Quarter 2018 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2018 financial results. Based on the factors listed and other assumptions, the company now expects 2018 reported earnings per share of $4.90 to $5.10. Excluding an estimated $0.95 per share for restructuring charges and other items, the company now expects adjusted earnings per share (non-GAAP) of $5.85 to $6.05.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employs approximately 30,000 employees in more than 50 countries. Reported sales in 2017 were $6.6 billion. Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, including the Tax Cuts and Jobs Act, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (4) the execution and integration of acquisitions.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2017 Form 10-K, filed with the Securities and Exchange Commission on February 21, 2018. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cynthia S. Guenther (626) 304-2204

investorcom@averydennison.com

First Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)

			% Change vs. P/Y
	1Q	1Q		Ex.
	2018	2017	Reported	Currency (a)	Organic (b)
Net sales, by segment:
Label and Graphic Materials	$1,218.2	$1,089.6	11.8%	4.2%	3.6%
Retail Branding and Information Solutions	386.0	366.8	5.2%	3.1%	3.1%
Industrial and Healthcare Materials	172.2	115.7	48.8%	42.2%	2.8%
Total net sales	$1,776.4	$1,572.1	13.0%	6.8%	3.4%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	1Q	1Q	%	% of Sales		1Q	1Q	%	% of Sales
	2018	2017	Change	2018	2017	2018	2017	Change	2018	2017
Operating income (loss) / operating margins before interest, other non-operating expense, and taxes, by segment:
Label and Graphic Materials	$149.7	$137.7		12.3%	12.6%	$157.8	$139.9		13.0%	12.8%
Retail Branding and Information Solutions	34.7	27.3		9.0%	7.4%	39.4	31.1		10.2%	8.5%
Industrial and Healthcare Materials	13.0	13.2		7.5%	11.4%	13.0	13.7		7.5%	11.8%
Corporate expense	(21.8)	(22.1)				(21.8)	(22.1)
Total operating income before interest, other non-operating expense, and taxes / operating margins	$175.6	$156.1	12%	9.9%	9.9%	$188.4	$162.6	16%	10.6%	10.3%

Interest expense	$13.2	$16.7				$13.2	$16.7

Other non-operating expense (d)	$3.3	$3.5				$2.8	$3.5

Income before taxes	$159.1	$135.9	17%	9.0%	8.6%	$172.4	$142.4	21%	9.7%	9.1%

Provision for income taxes (e)	$33.3	$23.7				$43.1	$42.7

Equity method investment net losses	($0.6)	---				($0.6)	---

Net income	$125.2	$112.2	12%	7.0%	7.1%	$128.7	$99.7	29%	7.2%	6.3%

Net income per common share, assuming dilution	$1.40	$1.25	12%			$1.44	$1.11	30%

						2018	2017
1Q Free Cash Flow (f)						$(19.7)	$(22.1)

See accompanying schedules A-4 to A-7 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Percentage change in sales excluding the estimated impact of foreign currency translation.

(b)	Percentage change in sales excluding the estimated impact of foreign currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes the impact of restructuring charges and other items.

(d)

In the first quarter of 2018, we adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis. This ASU requires employers with defined benefit plans to present the components of net periodic benefit cost other than service cost, outside of operating income. Prior year results have been reclassified as required by the guidance. “Other non-operating expense” for the first quarter of 2018 includes pension settlement of $.5.

(e)

We continue to assess our fourth quarter 2017 provisional estimate defined under SEC Staff Accounting Bulletin No. 118 related to the Tax Cut and Jobs Act of 2017. There was no significant impact to our provisional estimate as of the end of first quarter 2018. We expect to complete our assessment within the allowable one-year measurement period.

(f)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended

	Mar. 31, 2018	Apr. 1, 2017

Net sales	$1,776.4	$1,572.1

Cost of products sold	1,293.0	1,129.7

Gross profit	483.4	442.4

Marketing, general and administrative expense	295.0	279.8

Other expense, net(1)	12.8	6.5

Interest expense	13.2	16.7

Other non-operating expense(2)	3.3	3.5

Income before taxes	159.1	135.9

Provision for income taxes(3)	33.3	23.7

Equity method investment net losses	(0.6)	---

Net income	$125.2	$112.2

Per share amounts:

Net income per common share, assuming dilution	$1.40	$1.25

Weighted average number of common shares outstanding, assuming dilution	89.6	90.0

(1)

“Other expense, net” for the first quarter of 2018 includes severance and related costs of $4.3, asset impairment and lease cancellation charges of $8.4, and other restructuring related charge of $.5, partially offset by net gain on sales of assets of $.4.

“Other expense, net” for the first quarter of 2017 includes severance and related costs of $5.7 and transaction costs of $.8.

(2)

In the first quarter of 2018, we adopted Accounting Standards Update (ASU) No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis. This ASU requires employers with defined benefit plans to present the components of net periodic benefit cost other than service cost, outside of operating income. Prior year results have been reclassified as required by the guidance.

“Other non-operating expense” for the first quarter of 2018 includes pension settlement of $.5.

(3)

We continue to assess our fourth quarter 2017 provisional estimate defined under SEC Staff Accounting Bulletin No. 118 related to the Tax Cut and Jobs Act of 2017. There was no significant impact to our provisional estimate as of the end of first quarter 2018. We expect to complete our assessment within the allowable one-year measurement period.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Mar. 31, 2018	Apr. 1, 2017

Current assets:
Cash and cash equivalents	$ 187.5	$ 294.9
Trade accounts receivable, net	1,240.0	1,099.5
Inventories, net	678.2	579.9
Assets held for sale	1.1	8.0
Other current assets	225.5	202.3

Total current assets	2,332.3	2,184.6

Property, plant and equipment, net	1,117.6	940.3
Goodwill and other intangibles resulting from business acquisitions, net	1,172.3	909.8
Non-current deferred income taxes	215.5	317.8
Other assets	442.8	413.4

	$ 5,280.5	$ 4,765.9

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$ 370.3	$ 333.2
Accounts payable	1,064.4	906.1
Other current liabilities	646.7	520.0

Total current liabilities	2,081.4	1,759.3

Long-term debt and capital leases	1,342.7	1,250.2
Other long-term liabilities	766.7	741.8
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	848.4	839.2
Retained earnings	2,647.8	2,537.9
Treasury stock at cost	(1,891.0)	(1,774.1)
Accumulated other comprehensive loss	(639.6)	(712.5)

Total shareholders’ equity	1,089.7	1,014.6

	$ 5,280.5	$ 4,765.9

In the first quarter of 2018, we adopted ASU No. 2016-16, Intra-entity Transfer of Assets Other Than Inventory, on a modified retrospective basis. This ASU requires companies to recognize the income tax effects of intra-entity sales and transfers of assets other than inventory in the period in which they occur. Upon adoption, we derecognized tax-related deferred charges and recognized deferred tax assets related to certain intra-entity asset transfers as a net reduction to retained earnings.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Three Months Ended

	Mar. 31, 2018	Apr. 1, 2017

Operating Activities:

Net income	$ 125.2	$ 112.2

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	34.3	28.8

Amortization	10.2	15.8

Provision for doubtful accounts and sales returns	12.9	11.5

Net losses from impairments, sales of assets, and investment settlements	9.8	0.2

Stock-based compensation	7.4	5.6

Loss from settlement of pension obligations	0.5	---

Deferred income taxes	(8.0)	3.4

Other non-cash expense and loss	14.2	15.2

Changes in assets and liabilities and other adjustments	(190.5)	(178.8)

Net cash provided by operating activities	16.0	13.9

Investing Activities:

Purchases of property, plant and equipment	(35.6)	(30.3)

Purchases of software and other deferred charges	(7.3)	(6.9)

Proceeds from sales of property, plant and equipment	6.9	---

Sales of investments and proceeds from insurance, net	0.3	1.2

Payments for acquisitions, net of cash acquired, and investments in businesses	(0.1)	(74.6)

Net cash used in investing activities	(35.8)	(110.6)

Financing Activities:

Net increase (decrease) in borrowings (maturities of three months or less)	104.3	(256.8)

Additional long-term borrowings	---	526.7

Repayments of long-term debt	(1.0)	(0.8)

Dividends paid	(39.6)	(36.4)

Share repurchases	(51.6)	(34.6)

Proceeds from exercises of stock options, net	0.2	16.4

Tax withholding for stock-based compensation	(31.6)	(19.8)

Payment of contingent consideration	(2.5)	---

Net cash (used in) provided by financing activities	(21.8)	194.7

Effect of foreign currency translation on cash balances	4.7	1.8

(Decrease) increase in cash and cash equivalents	(36.9)	99.8

Cash and cash equivalents, beginning of year	224.4	195.1

Cash and cash equivalents, end of period	$ 187.5	$ 294.9

In the first quarter of 2018, we adopted ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, on a retrospective basis. This ASU reduces the diversity in the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. Prior year results have been reclassified as required by the guidance.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains and losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales growth from the ongoing activities of our businesses and provide greater ability to evaluate our results from period to period.

Adjusted operating income refers to income before interest expense, other non-operating expense, and taxes, excluding restructuring charges and other items.

Adjusted operating margin refers to adjusted operating income as a percentage of sales.

Adjusted tax rate refers to our anticipated full-year GAAP tax rate using the most likely scenario in a range of estimated tax rates for the year. This range includes various items such as the impact of the discrete rates applicable to the adjustments we make in calculating our adjusted non-GAAP earnings, changes in uncertain tax positions and our repatriation assertions on unremitted earnings, and other items that may impact our full-year GAAP tax rate.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended
	Mar. 31, 2018	Apr. 1, 2017

Reconciliation from GAAP to Non-GAAP operating margins:
Net sales	$1,776.4	$1,572.1
Income before taxes	$159.1	$135.9
Income before taxes as a percentage of sales	9.0%	8.6%

Adjustments:
Interest expense	$13.2	$16.7
Other non-operating expense	3.3	3.5
Operating income before interest expense, other non-operating expense, and taxes	$175.6	$156.1
Operating margins	9.9%	9.9%

Income before taxes	$159.1	$135.9
Adjustments:
Restructuring charges:
Severance and related costs	4.3	5.7
Asset impairment and lease cancellation charges	8.4	---
Other restructuring related charge	0.5	---
Net gain on sales of assets	(0.4)	---
Transaction costs	---	0.8
Interest expense	13.2	16.7
Other non-operating expense	3.3	3.5
Adjusted operating income before interest expense, other non-operating expense, and taxes (non-GAAP)	$188.4	$162.6
Adjusted operating margins (non-GAAP)	10.6%	10.3%

Reconciliation from GAAP to Non-GAAP net income:
As reported net income	$125.2	$112.2
Adjustments:
Restructuring charges	12.7	5.7
Other restructuring related charge	0.5	---
Net gain on sales of assets	(0.4)	---
Transaction costs	---	0.8
Pension settlement	0.5	---
Tax effect on pre-tax adjustments and impact of adjusted tax rate(1)	(9.8)	(19.0)
Adjusted net income (non-GAAP)	$128.7	$99.7

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended

	Mar. 31, 2018	Apr. 1, 2017

Reconciliation from GAAP to Non-GAAP net income per common share:

As reported net income per common share, assuming dilution	$1.40	$1.25

Adjustments per common share, net of tax:

Restructuring charges, other restructuring related charge and pension settlement, transaction costs, and net gain on sales of assets(1)	0.04	(0.14)

Adjusted net income per common share, assuming dilution (non-GAAP)	$1.44	$1.11

Weighted average number of common shares outstanding, assuming dilution	89.6	90.0

(1) The adjusted tax rate was 25% and 30% for the three months ended Mar. 31, 2018 and Apr. 1, 2017, respectively.

	(UNAUDITED)

	Three Months Ended

	Mar. 31, 2018	Apr. 1, 2017

Reconciliation of free cash flow:
Net cash provided by operating activities	$16.0	$13.9
Purchases of property, plant and equipment	(35.6)	(30.3)
Purchases of software and other deferred charges	(7.3)	(6.9)
Proceeds from sales of property, plant and equipment	6.9	---
Sales of investments and proceeds from insurance, net	0.3	1.2
Free cash flow (non-GAAP)	$(19.7)	$(22.1)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	First Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2018	2017	2018 (1)	2017 (2)	2018	2017

Label and Graphic Materials	$1,218.2	$1,089.6	$149.7	$137.7	12.3%	12.6%
Retail Branding and Information Solutions	386.0	366.8	34.7	27.3	9.0%	7.4%
Industrial and Healthcare Materials	172.2	115.7	13.0	13.2	7.5%	11.4%
Corporate Expense	N/A	N/A	(21.8)	(22.1)	N/A	N/A

TOTAL FROM OPERATIONS	$1,776.4	$1,572.1	$175.6	$156.1	9.9%	9.9%

(1) Operating income for the first quarter of 2018 includes severance and related costs of $4.3, asset impairment and lease cancellation charges of $8.4, and other restructuring related charge of $.5, partially offset by net gain on sales of assets of $.4. Of the total $12.8, the Label and Graphic Materials segment recorded $8.1 and the Retail Branding and Information Solutions segment recorded $4.7.

(2) Operating income for the first quarter of 2017 includes severance and related costs of $5.7 and transaction costs of $.8. Of the total $6.5, the Label and Graphic Materials segment recorded $2.2, the Retail Branding and Information Solutions segment recorded $3.8, and the Industrial and Healthcare Materials segment recorded $.5.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2018	2017	2018	2017
Label and Graphic Materials
Operating income and margins, as reported	$149.7	$137.7	12.3%	12.6%
Adjustments:
Restructuring charges:
Severance and related costs	0.6	2.0	0.1%	0.2%
Asset impairment charges	6.9	---	0.6%	---
Other restructuring related charge	0.5	---	---	---
Loss on sale of assets	0.1	---	---	---
Transaction costs	---	0.2	---	---
Adjusted operating income and margins (non-GAAP)	$157.8	$139.9	13.0%	12.8%

Retail Branding and Information Solutions
Operating income and margins, as reported	$34.7	$27.3	9.0%	7.4%
Adjustments:
Restructuring charges:
Severance and related costs	3.7	3.5	0.9%	1.0%
Asset impairment and lease cancellation charges	1.5	---	0.4%	---
Net gain on sales of assets	(0.5)	---	(0.1%)	---
Transaction costs	---	0.3	---	0.1%
Adjusted operating income and margins (non-GAAP)	$39.4	$31.1	10.2%	8.5%

Industrial and Healthcare Materials
Operating income and margins, as reported	$13.0	$13.2	7.5%	11.4%
Adjustments:
Restructuring charges:
Severance and related costs	---	0.2	---	0.2%
Transaction costs	---	0.3	---	0.2%
Adjusted operating income and margins (non-GAAP)	$13.0	$13.7	7.5%	11.8%

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	First Quarter 2018
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation of GAAP to Non-GAAP sales change
Reported sales change	13.0%	11.8%	5.2%	48.8%
Foreign currency translation	(6.2%)	(7.6%)	(2.1%)	(6.7%)
Sales change ex. currency (non-GAAP)(1)	6.8%	4.2%	3.1%	42.2%
Acquisitions	(3.3%)	(0.6%)	---	(39.3%)

Organic sales change (non-GAAP)(1)	3.4%	3.6%	3.1%	2.8%

(1)Totals may not sum due to rounding

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